Exhibit 12.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-100854 and No. 333-140429) of Logitech International S.A. of our report dated May 24, 2007 relating to the financial statements, financial statement schedules, management assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appear in this Form 20-F.

PricewaterhouseCoopers SA

/s/ F. Roth	/s/ F. Rast
F. Roth	F. Rast

Lausanne, May 24, 2007